TCI Cablevision
                                                            MOUNTAIN DIVISION




                           CABLE SIGNAL DELIVERY AGREEMENT

                                SHARED TENANT SERVICES


THIS AGREEMENT ("Agreement") is made and entered into this 1ST day of SEPTEMBER, 1996 by and between TCI Cablevision of Oregon, Inc, hereafter referred to as "Company" and FirstLink hereafter referred to as the "Operator"


                                    WITNESSETH:

     WHEREAS, Company owns and operates a cable television system in the City of Portland, county of Multnomah, state of Oregon, and receives at its "Headend" certain off-air television broadcast signals and satellite cable signals all of which are more fully described in EXHIBIT A attached hereto and which may include any other set of signals that Company may, from time to time, offer to the subscribers in the local franchise area (the "Signals"); and


     WHEREAS, Operator owns and operates shared tenant services Systems in certain private property multiple-family systems in Portland, state of Oregon (the "Systems") and desires to obtain from Company the Signals for distribution on the System; and


     WHEREAS, Operator understands that it has sole responsibility for securing and retransmitting the Signals in compliance with applicable laws, rules and regulations and is responsible for obtaining any other approvals necessary to lawfully retransmit the Signals on the Systems.


     NOW, THEREFORE, in consideration of the following agreements, covenants, promises and other good and valuable consideration , the parties hereto, hereby agree as follows;

1.   SIGNAL DELIVERY
     The multiple family residential properties, as more fully set out in EXHIBIT C, which Exhibit may from time to time be amended (the "Properties"), within the geographical boundaries of the Company's franchised area, lists the Systems for which the Company will deliver the Signals.


3-96                                      1                              t/f/g

TCI Cablevision
                                                            MOUNTAIN DIVISION

2.   SIGNAL RECEPTION
     Operator shall, at its sole cost and expense, connect the Systems to the demarcation point or other mutually agreeable location on the multiple dwelling unit premises (the "Demarcation Point"), See Exhibit "C", for the purpose of receiving Company's signal. Company agrees that all equipment for transporting the Signals to the Demarcation Point and all Signals so transported shall be of a high quality, shall comply with the standards for cable television equipment prescribed by the Federal Communications Commission of the United States (the "FCC") and shall be constructed and maintained at all times in a manner which will not cause interference with other frequency usage in and around the surrounding area. Operator agrees that the connection to the Company's equipment at the Demarcation Point and all other feeder and drop cable comprising the System shall be maintained to provide a high quality signal and comply with the standards for cable television equipment prescribed by the FCC and shall be maintained at all times in a manner which will not cause interference with other frequency usage in and around the surrounding area.

3.   SIGNAL DISTRIBUTION
     Operator agrees that distribution of the Signals over the Systems shall be provided only to Operator's subscribers located on the Properties and shall not be used for any other purpose. Operator further agrees that certain Signals over the Systems must be "blacked out pursuant to Company's obligation to follow syndication regulations or other contractual, legal or regulatory obligations (see EXHIBIT A).

4.   MANDATORY APPROVALS
     Prior to delivering the Signals to subscribers Operator for distribution on the Properties, the Company must, at a minimum, obtain written agreements from the respective owner(s) of the Properties (the "Right of Entry Agreement"), granting Operator the right to construct, install, operate, maintain, repair, and remove cable, wiring and other related equipment on such properties.

5.   PROGRAMMING CONTENT OF THE SIGNALS
     Company shall in no way be held responsible for, nor liable to, Operator's subscribers or any other person with respect to the content and material of the Signals supplied by Company to the Systems otherwise in compliance with this Agreement. Signals supplied by Company are subject to change Company reserves the right, after 30 days written notice to Operator to modify, add to and/or delete any of the Signals or combinations thereof, so long as and only to the extent that such modifications and/or deletions are consistent with changes made generally to the Signals in the Company's corresponding franchise area; provided, however, that the monthly fee payable to the Company shall be proportionately reduced if the total number of the channels or signals decrease from that set forth in EXHIBIT A. The Signals supplied by the Company pursuant to this Agreement are subject to the Company's and/or its affiliate's agreements with applicable programmers and/or program suppliers. The Company agrees to provide at all times during the term hereof all of the signals provided by the Company in the franchise area in which each Property is located, however, so long as Operator or the property owner maintains adequate monitoring of on demand or pay-per-view signal.

TCI Cablevision
                                                            MOUNTAIN DIVISION

6.   PAYMENT FOR BASIC SIGNAL DELIVERY

     (a) Operator agrees to pay to Company monthly, during the term of this Agreement the rate per EXHIBIT B, for broadcast and satellite basic and expanded cable Signals multiplied by the number of subscribers at the Properties, prorated for any partial month.

     (b) All payments due Company shall be due on or before the 30th day of each month after inception of basic and expanded cable Signals by Company to such Properties. The initial rates described herein are guaranteed not to increase for twelve (12) months from the inception of broadcast and satellite basic and expanded cable Signals by Company to such Properties.

     (c) Paragraph (a) above not withstanding but subject to paragraph (b)'s requirements that the initial rates shall not increase for twelve (12) months, should C6mpany be required to change its rates, pursuant to rules, regulations, or guidelines issued by the FCC, Operator agrees that it will cooperate in amending this Agreement to such extent as required for Company to remain in compliance with such rules, regulations, or guidelines.

     (d) Commencing on the 13th month after inception of broadcast and satellite basic Signals and annually thereafter, during the term of this Agreement, the rates may be increased by Company by the same percentage base as the monthly charge for cable television service is increased generally to other customer in Company's local franchise area, not to exceed five percent (5%). The Company's' delay or failure to implement a rate increase in any year is not a waiver of the right to implement an increase or an aggregate increase subsequently.

7.   PAYMENT FOR PREMIUM SIGNALS
     Operator agrees to pay to Company monthly, during the term of this Agreement the individual rate applicable to each premium signal set forth in EXHIBIT A for each subscriber of such service(s), and further agrees to report to Company, no later than the 30th day after the end of each month during the term hereof, the total number of premium signal subscribers per each respective service per Property (see EXHIBIT D). The initial premium rates described herein are guaranteed not to increase for twelve (12) months from the inception of broadcast and satellite of premium signals by Company to each Property. Ml payments and rate increases for premium signal shall be subject to the rate increase limitations described in Section six above.

8.   WIRE MAINTENANCE
     Operator will provide the initial response to requests for repair and to trouble reports made by residents in each Property. If Operator determines that the source of the service problem is not on the Operators side of the mutually agreed upon demarcation point, See Exhibit "C", then Operator will refer the service call to the Company. The Company will respond to the request for service from the Operator within the time provided by federal regulation, or by local franchise or regulation if the local franchise area has a service call response standard that applies to Operator.

TCI Cablevision
                                                            MOUNTAIN DIVISION

     If Company determines that Operator is not maintaining facilities or responding to residents' requests for service or repair in a reasonably satisfactory manner, Company may respond to requests for repair and to trouble reports. In that event, Operator will pay Company's then-prevailing rate for such services.

9.   CUSTOMER INFORMATION
     Company will provide channel cards and other similar customer literature in sufficient quantities to allow Operator to distribute such information to residents of the Properties. Operator agrees to distribute promptly such information as may apply to Services provided to the Properties.

10.  CONVERTERS
     Company will provide converters to Operator for distribution to residents on the Properties. Operator acknowledges and understands the signal security issues inherent in the possession and distribution of Company's converters and agrees to:

     (a) pay a reasonable deposit for each converter it distributes or has in its possession;

     (b) maintain accurate records of residents' names, addresses and the serial number of the converter issued to them;

     (c) to use its best efforts to recover converters from residents who no longer are receiving Services, said efforts to include but not be limited to providing information to Operator to allow Operator to pursue recovery of the converter; and

     (d) after Services are established initially in each Property to maintain in its possession for distribution no more than three converters per Property, any surplus converters to be returned to Operator expeditiously.

11.  TERM
     This Agreement shall remain in effect for an initial term of sixty (60) months from September 1, 1996 and shall be automatically renewed for subsequent successive twelve month terms unless terminated by either party by written notice given to the other party at the address shown herein (or such other address as is subsequently provided by writing to the notifying party by the other party) by certified or registered mail at least ninety
     (90) days prior to the expiration of the then existing term.

12.  CREDITS FOR NON-DELIVERY
     In the event that the Signals to the Demarcation Point are interrupted or significantly impaired for 24-consecutive hours (the "Interrupted Period") Company shall provide Operator credit equal to 1/30th of the total monthly service fee due from Operator for each such Interruption Period, applicable to the Property or Properties which suffered such an interruption or significant impairment of the Signals.

TCI Cablevision
                                                               MOUNTAIN DIVISION

13.  REPRESENTATIONS AND WARRANTIES
     Operator represents and warrants that it is a Corporation in good standing and validly existing under the laws of the State of * , that it owns, operates, and controls the Systems on the Properties and that it holds and maintains all necessary governmental permits required to own and operate the System. Company represents and warrants to Operator that it is an Oregon corporation in good standing and validly existing under the laws of the State of Oregon, that it owns, operates, and controls the Headend and that it holds and maintains all necessary governmental permits and contractual rights required to own and operate the Headend and to receive and transmit the Signal to the Demarcation Point. Each party represents that the person signing below on its behalf has full power and authority to enter into this Agreement.



14.  INDEMNIFICATION

     (a) Operator agrees to indemnify, defend and hold harmless Company, its officers, employees, subsidiaries and affiliates from and against any and all claims, demands, suits, and judgments for any and all damages, losses, and expenses (including attorney's fees) representation, warranty, or agreement made by Operator herein and/or (ii) retransmission of the Signals to Operator's subscribers, unless caused by or arising out of a breach by Company of this Agreement.

     (b) Without limiting the foregoing, Operator agrees that it shall indemnify, defend and hold harmless Company from and against any liability arising out of any failure by Operator to maintain the Systems in accordance with FCC signal leakage standards.

     (c) Company agrees to indemnify, defend, and hold harmless Operator, its subsidiaries and affiliates, and their respective officers, directors, and employees from and against any and all claims, demands, suits and judgments for any and all damages losses, and expenses (including attorney's fees) arising from or relating to a breach of any representation, warranty, or agreement made by Company herein, without limiting and foregoing Company agrees to indemnify, defend or hold harmless Operator from or against any liability arising out of any failure by Company to operate and maintain the Headend and the transmission of the Signals in accordance with FCC Regulations or requirements and/or to obtain the mandatory approvals required in section four hereof

     (d) In the event Company, in its sole discretion, determines that it is subject to additional copyright and/or performance rights liability as a result of this Agreement, Operator shall deliver to Company within ten (10) days after receipt of a detailed statement from Company setting forth such additional copyright liability and/or music performances rights liability, the amounts reflected therein.

TCI Cablevision
                                                               MOUNTAIN DIVISION



15.  SECURITY CHANNEL INDEMNIFICATION

     If applicable, Operator agrees to indemnify, defend, and hold harmless Company, its subsidiaries and affiliates, and their respective officers, directors and employees from and against any and all claims, demands, suits and judgments for any and all damages, losses, liabilities and expenses (including attorney's fees) arising from or relating to the installation, training and subsequent use of a security camera system and security channel(s) by Operator expressly for Operator's subscribers located on the Properties.

     Company shall in no way be held responsible for, nor liable to, Operator, Operator's subscribers or any other person with respect to the operation or failure of any security channel(s), cameras, related equipment or devices that may be installed by Company, Operator or third parties and operated on the System.

     Such indemnification of Company by Operator shall, without limitation, extend to:
     prohibition by Company's cable programmers against programming deletion or interruption; interruption of the Emergency Alert System channel or channels as required by the Federal Communications Commission; and to claims by third parties.

     Operator must, at the direction of Company, reposition security channels or channels and, suspend or discontinue provision of security channel(s) if, in the sole opinion of Company, such continued provision affects Company's Signal delivery, or in any way affects Company's compliance with any applicable federal law or regulation.

     In the event a security channel is used on the System for the benefit of Operator's subscribers, Operator shall obtain and maintain in full force and effect throughout the initial term and any renewal term, with reputable insurers qualified to do business in the state in which the Properties are located, general liability insurance in amounts of not less than $500,000 for injury to any one person, $500,000 aggregate for any single occurrence, and $500,000 for property damage. Such policies shall name Company as additional insured. Operator shall provide Company a certificate of insurance at the commencement of this Agreement and annually thereafter evidencing such coverages.

TCI Cablevision
                                                               MOUNTAIN DIVISION


     16.  TERMINATION

     (a) Either party hereto shall have the right to terminate this Agreement in Accordance with the following:

          (i) Upon default of any provision set forth herein, if such default is not cured within thirty (30) days after receipt of written notice from the none defaulting party of the nature of such default; or

          (ii) Immediately upon at least ninety (90) days written notice to the other party, if, in either party's sole reasonable opinion, the service contemplated herein is deemed to violate any existing or future law, rule or regulation of the United States or the State of Oregon, or there is any materially negative action taken or threatened action against either party by any other party whatsoever arising out of the performance, by either party of the terms and conditions of this Agreement provided that prior to any such determination the parties shall cooperated in good faith to amend this Agreement, if reasonably possible so as to avoid such violation or negative action; or

          (iii) By Operator upon at least thirty (30) days written notice to Company if Company is no longer providing hereunder Signals that are competitive in the market where the Properties are located, or

     (b) It is understood and agreed that the indemnification provided pursuant to Section 11 above, shall survive the expiration or earlier termination of this Agreement.

TCI Cablevision
                                                               MOUNTAIN DIVISION

     17.  NOTICES

     (a) Each party agrees, it shall promptly notify the other if any station, network, sports league, music licensing organization, performer, representative, government entity, or other party objects to or contests the right of Company to deliver the Signals to Operator or the right of Operator to retransmit the Signals to the System subscribers.

     (b) Any notices required pursuant to this Agreement shall be validly given or served if in writing and sent by overnight courier, registered or certified mail, postage prepaid, to the following addresses:

     If to Company:

          TCI West
          P.O. Box 91220
          Bellevue, Washington 98009
          Attention:     Dave Reynolds
                         Division President

     With copies to:

          TCI West
          P.O. Box 91220
          Bellevue, Washington 98009
          Attention:     Leigh Fulwood
                         Legal Department

          System Address and Contact:

          Cherie Cooper
          3500 S. W. Bond Street
          Portland, OR. 97201

          If to Operator:

          Roger Pease c/o FirstLink:
          255 S. W. Harrison, Suite l-A
          Portland, OR. 97201

     or to such other addresses as either party may designate to the other in writing. delivery of any notice shall be deemed to be effective upon receipt if sent by overnight courier or on the date set forth on the receipt of the registered or certified, mail, sent as stated above.

TCI Cablevision
                                                            MOUNTAIN DIVISION

18.  MISCELLANEOUS

     (a)  WAIVER
          The waiver by either party of a breach or violation of any provision of this agreement shall not operate or be constructed as a waiver of any subsequent or continued breach or violation.

     (b)  INTEGRATION
          This writing represents the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be altered or amended except by an agreement in writing signed by both parties.

     (c)  APPLICABLE LAW
          This Agreement shall be governed by and be construed in accordance with the laws of the State of Oregon and federal laws of the United States of America.

     (d)  ASSIGNMENT
          This agreement may be assigned by either party with the prior written consent of the other, which consent shall not be unreasonably withheld.

     (e)  SEVERABILITY
          If any provision of this Agreement or the application thereof to any person or circumstance is, to any extent, held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby; provided, however, that Company many immediately terminate the Agreement and its obligations thereunder if the indemnification provisions set forth in section twelve (12) are rendered invalid or unenforceable.




IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TCI CABLEVISION OF OREGON, INC.         FIRSTLINK COMMUNICATIONS, INC.


By:                                     By:  /s/ A. Roger Pease
   ---------------------------------       --------------------------------

Name:                                   Name:  A. Roger Pease
     -------------------------------         ------------------------------

Title:                                  Title:  CEO
      ------------------------------          -----------------------------

TCI Cablevision
                                                               MOUNTAIN DIVISION



                 NOTARIZATION OF OPERATOR/AUTHORIZED AGENT SIGNATURE

                                                                 SEAL
STATE OF  OREGON         *         )
                                   )SS
COUNTY OF MULTNOMAH      *         )



     On AUGUST 15, 1996, before me, a Notary Public in and for said State, personally appeared, A. ROGER PEASE known to me to be the C.E.O. of the corporation that executed the within Instrument, known to me to be the person who executed the within Instrument on behalf of the corporation therein named as Owner and acknowledged to me that such corporation executed the within Instrument pursuant to its by-laws or resolution of its board of directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                 Notary Public:  /s/ Kristin R. West
                                 --------------------------------


                 Residing In:  Oregon
                               ----------------------------------


                 My Commission Expires: Dec. 11, 1999
                                        -------------------------

TCI Cablevision
                                                            MOUNTAIN DIVISION






             NOTARIZATION OF TCI CABLEVISION OF OREGON, INC. ("COMPANY")



                 *
STATE OF                 )
                         )SS
                 *
COUNTY OF                )



On_________________________1996, before Me, a Notary Public in and for said State, personally appeared David M. Reynolds, known to me to be the Division President of the West Division of the corporation that executed the within Instrument, known to me to be the person who executed the within Instrument on behalf of the corporation therein named as COMPANY and acknowledged to me that such corporation executed the within Instrument pursuant to its by-laws or a resolution of its board of directors.

WITNESS my hand and official seal.




                 Notary Public:
                                -----------------------------


                 Residing in:
                              -------------------------------


                 My Commission Expires:
                                        ---------------------

TCI Cablevision
                                                               MOUNTAIN DIVISION

                                      EXHIBIT A


2  QVC
3  KBSP (HSN)
4  KATU  (ABC)
5  HBO
6  KOIN (CBS)
7  C-SPAN II
8  KGW (NBC)
9  C-SPAN
10 KOPB (PBS)
11 ACCESS:     Community
12 KPTV
13 KPDX (Fox)
14 SHOWTIME
15 THE MOVIE CHANNEL
16 HEADLINE NEWS
17 CNN
18 CNBC
19 THE WEATHER CHANNEL
20 fX
21 THE DISNEY CHANNEL
22 NICKELODEON
23 ARTS & ENTERTAINMENT
24 PRIME SPORTS NW
25 ESPN
26 TNT
27 USA
28 STARZ!
29 ENCORE
30 ACCESS:  Government
31 ACCESS:  Education
32 KEBN
33 ACCESS:  Community
34 TBS (Atlanta)
35 WGN (Chicago)
36 MTV
37 VH-1
38 LIFETIME
39 THE FAMILY CHANNEL
40 THE NASHVILLE NETWORK
41 COMEDY CENTRAL
42 COURT TV

43 THE DISCOVERY CHANNEL
44 THE LEARNING CHANNEL
45 NORTHWEST CABLE NEWS
46 INTRO TELEVISION

47 AMERICAN MOVIE CLASSICS

48 KNMT (TBN)
49 FAITH & VALUES
50 SCI-FI CHANNEL
51 UNIVISION
52 TCI LOCAL PROGRAMMING
53 ACCESS: Education
54 BLACK ENTERTAINMENT TV
55
56

57

58 SNEAK PREVUE
59 TV GUIDE/ON SCREEN
60 CINEMAX
* 63 ESPN2
*64 CARTOON NETWORK
*65 E!
*66 INTERNATIONAL CHANNEL
*67 COUNTRY MUSIC TELEVISION
69 THE BOX
70 HOME AND GARDEN NETWORK
71 AMERICA'S TALKING
72 LIBERTY SPORTS SHOWCASE
73 THE HISTORY CHANNEL
74 TV FOOD NETWORK
75 THE TRAVEL CHANNEL
77 LEASED ACCESS

* A la Carte Service (Not available in these zip code areas: 97201, 204, 205, 209 210, 219, 221.) Channels 69 - 77 not available in non-graded areas.

TCI Cablevision
                                                               MOUNTAIN DIVISION



                                      EXHIBIT B

Notwithstanding anything to the contrary contained in this Agreement, all cable programming and television off air broadcasting along with respective channel locations thereof below, are subject to change, addition, deletion and/or modification by the Operator in accordance with Operator notification procedures in the community.

                                        RATES PER UNIT

BASIC & EXPANDED BASIC                    $  13.55


PREMIUMS

HOME BOX OFFICE                           $   8.50

CINEMAX                                   $   8.50

SHOWTIME                                  $   8.50

THE MOVIE CHANNEL                         $   8.50

THE DISNEY CHANNEL                        $   8.50

ENCORE                                    $   1.50

STARZ!                                    $   3.50



DELETED PROGRAMMING

DIGITAL MUSIC EXPRESS

THE SEGA GAME CHANNEL



FRANCHISE FEES & TAXES

ALL RATES ARE INCLUSIVE OF LOCAL FRANCHISE FEES AND TAXES.

TCI Cablevision
                                                               MOUNTAIN DIVISION


                                      EXHIBIT C
                                    The Properties


                                   Vista St. Clair
                                 1000 SW Vista Avenue
                                Portland, Oregon 97205
                                      248 Units


Demarcation Point: Company and Operator agree that the demarcation point shall be the tap box located on each building. Operator shall be responsible from the tap to the inside of the unit.

TCI Cablevision
                                                               MOUNTAIN DIVISION

                                      EXHIBIT D
                          PREMIUM PAY CHANNEL MONTHLY REPORT


Name of Operator:
                 --------------------------------------------------------------

Service Month:
              -----------------------------------------------------------------

Year:
     --------------------------------------------------------------------------

Name of Complex:
                ---------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

City, State:
            -------------------------------------------------------------------

Total Number of Units:
                      ---------------------------------------------------------


NUMBER OF UNITS OBTAINING SERVICE            TYPE OF SERVICE

                                             HOME BOX OFFICE

                                             CINEMAX

                                             SHOWTIME

                                             THE MOVIE CHANNEL

                                             THE DISNEY CHANNEL

                                             ENCORE

                                             STARZ


CERTIFICATION AS TO ABOVE INFORMATION:

     THE UNDERSIGNED, a duly authorized officer or representative of__________________, does hereby certify and represent that the above information is true and correct, and further understands that any false or misleading information or intentional mis-reporting herein, may be grounds for termination of the above referenced Cable Signal Delivery Agreement.

     Date:                              By:
          -----------------------          ------------------------------

                                        Its:
                                            -----------------------------